UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2017

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 16, 2017, Hyatt Hotels Corporation (the “Company”) issued a press release (i) revising its Adjusted EBITDA guidance for the 2017 fiscal year as a result of the full redemption of the Company’s preferred stock investment in Playa Hotels & Resorts B.V. (“Playa”) in connection with Playa’s business combination with Pace Holdings Corporation and (ii) announcing that it has entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Deutsche Bank AG, London Branch (“DB”) to repurchase an aggregate of $300 million of the Company’s Class A common stock (the “ASR Program”). The ASR Agreement was entered into pursuant to the Company’s previously announced share repurchase authorization. Under the ASR Agreement, DB is expected to make an initial delivery to the Company no later than March 22, 2017 of approximately 4.6 million shares of the Company’s Class A common stock, which represents 80% of the payment amount divided by the closing price of the Company’s Class A common stock on March 15, 2017. The Company anticipates that the initial shares will be received and retired within approximately one week of the date of the ASR Agreement.

At the final settlement of the ASR Agreement, which is expected to occur during the third quarter of 2017 (although the completion date may be accelerated at DB’s option during an acceleration period prior to the scheduled termination date), DB may be required to deliver additional shares of Class A common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its Class A common stock to DB or may elect to make a cash payment to DB, with the number of shares to be delivered or the amount of such payment based on the volume-weighted average price of the Company’s Class A common stock during the term of the transaction, less a discount. The terms of the ASR Program are subject to adjustment if the Company were to enter into or announce certain types of transactions or to take certain corporate actions. A copy of the press release announcing the Company’s revised 2017 fiscal year guidance and ASR Program is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Hyatt Hotels Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Hyatt Hotels Corporation Press Release, dated March 16, 2017 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: March 16, 2017	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Hyatt Hotels Corporation Press Release, dated March 16, 2017 (furnished pursuant to Item 7.01)